                                                               EXHIBIT 99.1

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Park Financial Corporation and Subsidiary
Minneapolis, Minnesota

    We have audited the accompanying consolidated balance sheets of Park Financial Corporation (a Minnesota corporation) and Subsidiary at December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Park Financial Corporation and Subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

    As described in Note 1 to the consolidated financial statements and as required by generally accepted accounting principles, the Company changed its method of accounting for investments in debt securities in 1994 and income taxes in 1993.

                                          LARSON, ALLEN, WEISHAIR, & CO., LLP
Minneapolis, Minnesota
January 31, 1996

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                     SEPTEMBER 30,    -------------------------------
                                                          1996             1995             1994
                                                     --------------   --------------   --------------
                                                      (UNAUDITED)
                                               ASSETS
Cash and Due from Banks............................  $   14,028,271   $   13,169,628   $   10,383,932
Interest Bearing Deposits with Banks...............       1,256,000          876,000         --
Federal Funds Sold.................................        --              4,900,000        7,600,000
Commercial Paper...................................       3,511,281        1,570,357        2,281,129
Securities:
  Available-for-Sale...............................      68,268,410       61,044,394       52,837,500
  Held-to-Maturity.................................        --              1,149,884          513,559
Loans (Less Allowance for Loan Losses of $2,174,975
 in 1996, $2,481,705 in 1995 and $2,019,723 in
 1994).............................................     116,569,192      113,498,772      102,882,230
Land, Buildings, Leasehold Improvements and
 Equipment (Less Accumulated Depreciation and
 Amortization).....................................       2,062,337        2,130,254        2,225,913
Other Assets.......................................       2,831,685        2,230,636        2,780,933
                                                     --------------   --------------   --------------
      Total Assets.................................  $  208,527,176   $  200,569,925   $  181,505,196
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------
                                LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS
  Demand...........................................  $   45,038,960   $   46,810,324   $   46,295,507
  Money Market Demand and NOW Accounts.............      14,591,118       15,456,490       14,991,459
  Regular Savings..................................      12,675,617       10,197,306       12,695,656
  Money Market Savings.............................      40,693,028       38,356,160       32,696,892
  Savings Certificates and Other Time..............      51,966,840       54,933,342       50,024,887
                                                     --------------   --------------   --------------
                                                     $  164,965,563   $  165,753,622   $  156,704,401
Securities Sold Under Repurchase Agreements........      17,510,802       10,665,906        4,354,251
Accrued Interest Payable and Other Liabilities.....       1,458,702        1,262,022        1,209,228
                                                     --------------   --------------   --------------
      Total Liabilities............................  $  183,935,067   $  177,681,550   $  162,267,880
                                                     --------------   --------------   --------------
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS' EQUITY
  Common Stock, Par Value $1 Per Share; 5,000,000
   Shares Authorized; 472,710 Shares Issued and
   Outstanding in 1996 and 650,000 Shares Issued in
   1995 and 1994...................................  $      472,710   $      650,000   $      650,000
  Additional Contributed Capital...................        --              1,198,497        1,198,497
  Retained Earnings................................      24,152,130       22,033,841       19,633,033
  Net Unrealized Gain (Loss) on Available-for-Sale
   Securities......................................         (32,731)         502,191         (702,815)
                                                     --------------   --------------   --------------
      Total........................................  $   24,592,109   $   24,384,529   $   20,778,715
  Less: Common Stock in Treasury (at Cost); 177,290
   Shares in 1995 and 178,490 Shares in 1994.......        --              1,496,154        1,541,399
                                                     --------------   --------------   --------------
      Total Stockholders' Equity...................  $   24,592,109   $   22,888,375   $   19,237,316
                                                     --------------   --------------   --------------
      Total Liabilities and Stockholders' Equity...  $  208,527,176   $  200,569,925   $  181,505,196
                                                     --------------   --------------   --------------
                                                     --------------   --------------   --------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

                                                   NINE MONTHS ENDED                   YEARS ENDED
                                                     SEPTEMBER 30,                     DECEMBER 31,
                                               -------------------------   ------------------------------------
                                                  1996          1995          1995         1994         1993
                                               -----------   -----------   -----------  -----------  ----------
                                               (UNAUDITED)   (UNAUDITED)
INTEREST INCOME
  Interest and Fees on Loans.................  $8,382,177    $8,320,374    $11,268,722  $ 8,833,418  $7,110,961
  Interest on Investment Securities:
    U.S. Treasury Securities.................   1,042,121     1,000,296      1,273,402    1,153,539     456,010
    Obligations of Other U.S. Government
     Agencies and Corporations...............     963,115       660,341        918,354      574,718   1,061,439
    Obligations of States and Political
     Subdivisions............................     517,369       208,625        313,653      379,287     641,937
    Other Securities.........................     777,898       586,589        831,094      449,920     320,451
  Interest on Federal Funds Sold and Interest
   Bearing Deposits..........................     174,252       234,470        363,523      272,043     153,652
                                               -----------   -----------   -----------  -----------  ----------
      Total Interest Income..................  11,856,932    11,010,695     14,968,748   11,662,925   9,744,450
                                               -----------   -----------   -----------  -----------  ----------
INTEREST EXPENSE
  Interest on Deposits.......................   4,007,924     3,798,083      5,171,989    3,361,568   2,820,531
  Interest on Federal Funds Purchased and
   Securities Sold Under Repurchase
   Agreements................................     511,106       327,618        499,627      176,035     106,727
                                               -----------   -----------   -----------  -----------  ----------
      Total Interest Expense.................   4,519,030     4,125,701      5,671,616    3,537,603   2,927,258
                                               -----------   -----------   -----------  -----------  ----------
NET INTEREST INCOME..........................   7,337,902     6,884,994      9,297,132    8,125,322   6,817,192
PROVISION FOR LOAN LOSSES....................     329,274       540,000        720,000      740,227     552,000
                                               -----------   -----------   -----------  -----------  ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN
 LOSSES......................................   7,008,628     6,344,994      8,577,132    7,385,095   6,265,192
                                               -----------   -----------   -----------  -----------  ----------
OTHER INCOME
  Service Fees...............................   1,179,247     1,150,735      1,529,870    1,404,965   1,358,658
  Investment Securities Gains................       1,000        39,125         39,125       68,902     430,726
  Other......................................      58,076        70,116         89,717       81,965     312,407
                                               -----------   -----------   -----------  -----------  ----------
      Total Other Income.....................   1,238,323     1,259,976      1,658,712    1,555,832   2,101,791
                                               -----------   -----------   -----------  -----------  ----------
OTHER EXPENSE
  Salaries...................................   1,984,767     2,116,241      3,174,566    3,015,073   2,829,026
  Profit Sharing and Other Employee
   Benefits..................................     453,302       227,207        315,196      297,794     252,311
  Net Occupancy Expenses.....................     460,763       443,950        595,766      596,926     689,163
  Equipment Expenses.........................     444,948       387,744        522,021      491,051     526,182
  Other Operating Expenses...................   1,262,452     1,547,561      1,730,224    1,674,680   1,937,104
                                               -----------   -----------   -----------  -----------  ----------
      Total Other Expense....................   4,606,232     4,722,703      6,337,773    6,075,524   6,233,786
                                               -----------   -----------   -----------  -----------  ----------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
 EFFECT OF CHANGES IN ACCOUNTING PRINCIPLE...   3,640,719     2,882,267      3,898,071    2,865,403   2,133,197
PROVISION FOR INCOME TAX EXPENSE.............   1,402,063     1,096,242      1,497,263    1,030,415     659,104
                                               -----------   -----------   -----------  -----------  ----------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE........................   2,238,656     1,786,025      2,400,808    1,834,988   1,474,093
Cumulative Effect of Change in Accounting
 Principle...................................      --            --            --           --          850,221
                                               -----------   -----------   -----------  -----------  ----------
NET INCOME...................................  $2,238,656    $1,786,025    $ 2,400,808  $ 1,834,988  $2,324,314
                                               -----------   -----------   -----------  -----------  ----------
                                               -----------   -----------   -----------  -----------  ----------
PER SHARE OF COMMON STOCK
  Income Before Cumulative Effect of Change
   in Accounting Principle...................  $     4.74    $     3.78    $      5.09  $      3.89  $     3.15
  Cumulative Effect of Change in Accounting
   Principle.................................      --            --            --           --             1.81
                                               -----------   -----------   -----------  -----------  ----------
                                               $     4.74    $     3.78    $      5.09  $      3.89  $     4.96
                                               -----------   -----------   -----------  -----------  ----------
                                               -----------   -----------   -----------  -----------  ----------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                          NET
                                                                                       UNREALIZED
                                                                                     GAIN (LOSS) ON
                                                         ADDITIONAL                    AVAILABLE-
                                              COMMON    CONTRIBUTED     RETAINED        FOR-SALE       TREASURY
                                              STOCK       CAPITAL       EARNINGS       SECURITIES        STOCK          TOTAL
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1992................  $  650,000  $  1,198,497  $  15,473,731   $    --        $  (1,682,298) $  15,639,930
  2,600 Shares of Common Stock Purchased
   for Treasury...........................      --           --            --              --              (86,870)       (86,870)
  8,225 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --              274,962        274,962
  Net Income for the Year.................      --           --           2,324,314        --             --            2,324,314
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1993................     650,000     1,198,497     17,798,045        --           (1,494,206)    18,152,336
  5,000 Shares of Common Stock Purchased
   for Treasury...........................      --           --            --              --             (196,890)      (196,890)
  3,900 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --              149,697        149,697
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --             (702,815)       --             (702,815)
  Net Income for the Year.................      --           --           1,834,988        --             --            1,834,988
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1994................     650,000     1,198,497     19,633,033       (702,815)     (1,541,399)    19,237,316
  1,200 Shares of Common Stock Sold from
   Treasury...............................      --           --            --              --               45,245         45,245
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --            1,205,006        --            1,205,006
  Net Income for the Year.................      --           --           2,400,808        --             --            2,400,808
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, DECEMBER 31, 1995 (UNAUDITED)....     650,000     1,198,497     22,033,841        502,191      (1,496,154)    22,888,375
  Net Change in Unrealized Gain (Loss) on
   Securities Available-for-Sale, Net of
   Taxes..................................      --           --            --             (534,922)       --             (534,922)
  Retirement of Treasury Stock............    (177,290)   (1,198,497)      (120,367)       --            1,496,154       --
  Net Income for the Nine Months..........      --           --           2,238,656        --             --            2,238,656
                                            ----------  ------------  -------------  --------------  -------------  -------------
BALANCE, SEPTEMBER 30, 1996...............  $  472,710  $    --       $  24,152,130   $    (32,731)  $    --        $  24,592,109
                                            ----------  ------------  -------------  --------------  -------------  -------------
                                            ----------  ------------  -------------  --------------  -------------  -------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      NINE MONTHS ENDED                            YEARS ENDED
                                                        SEPTEMBER 30,                              DECEMBER 31,
                                               -------------------------------   ------------------------------------------------
                                                    1996             1995             1995             1994             1993
                                               --------------   --------------   --------------   --------------   --------------
                                                (UNAUDITED)      (UNAUDITED)
RECONCILIATION OF NET INCOME TO NET CASH
 PROVIDED BY OPERATING ACTIVITIES
  Net Income.................................  $    2,238,656   $    1,786,025   $    2,400,808   $    1,834,988   $    2,324,314
  Adjustments to Reconcile Net Income to Net
   Cash Provided by Operating Activities:
    Cumulative Effect of Accounting Change...        --               --               --               --               (850,221)
    Depreciation and Amortization............         314,854          237,318          318,006          323,460          362,047
    Deferred Income Taxes....................          69,188         (121,025)          48,642           72,309          108,217
    Investment Premium Amortization (Net)....          99,723          163,715          210,731          201,264          412,489
    Provision for Loan Losses................         329,274          540,000          720,000          740,227          552,000
    (Gain) Loss on Sale of Other Real Estate
     and Equipment, Net......................        --               --               --               --                 42,431
    Securities Gains.........................          (1,000)         (39,125)         (39,125)         (68,902)        (430,726)
    (Increase) Decrease in Interest and Fees
     Receivable..............................        (257,458)        (444,112)        (317,378)        (438,304)          93,829
    (Increase) Decrease in Prepaid Expenses
     and Other Assets........................         (56,166)         (28,488)          47,074          (66,338)          55,693
    Increase (Decrease) in Interest
     Payable.................................        (101,783)        (105,675)         (53,511)         127,225          (73,727)
    Increase (Decrease) in Other
     Liabilities.............................         298,463          269,953           74,924          229,179         (186,022)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Provided by Operating
       Activities............................       2,933,751        2,258,586        3,410,171        2,955,108        2,410,324
                                               --------------   --------------   --------------   --------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Available-for-Sale
   Securities................................     (26,923,773)     (15,001,702)     (22,110,843)     (34,334,524)     (23,866,396)
  Proceeds from Sales, Maturities or Called
   Available-for-Sale Securities.............      19,859,382       10,789,250       16,254,248       22,866,982       25,356,770
  Purchase of Held-to-Maturity Securities....        --               --             (1,149,884)        --               --
  Net Increase in Interest Bearing Deposits
   with Banks................................        (380,000)        (689,000)        (876,000)        --               --
  Net Increase in Loans......................      (3,399,694)     (12,131,531)     (11,336,542)      (6,973,296)     (11,297,959)
  Proceeds from the Sale of Other Real
   Estate....................................        --               --               --               --                192,190
  Net (Increase) Decrease in Commercial
   Paper.....................................      (1,940,924)        (403,646)         710,772       (2,281,129)        --
  Purchase of Properties and Equipment.......        (246,936)        (198,351)        (222,347)        (287,310)        (154,825)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Used by Investing
       Activities............................     (13,031,945)     (17,634,980)     (18,730,596)     (21,009,277)      (9,770,220)
                                               --------------   --------------   --------------   --------------   --------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Increase in Demand Deposits, NOW
   Accounts, Savings Accounts, and
   Certificates of Deposits..................        (788,059)        (370,817)       9,049,221       21,341,090        3,326,146
  Net Increase (Decrease) in Short-Term
   Borrowings................................       6,844,896        9,304,619        6,311,655        1,072,953       (1,433,819)
  Sales of Treasury Stock....................        --               --                 45,245          149,697          274,962
  Purchase of Treasury Stock.................        --               --               --               (196,890)         (86,870)
                                               --------------   --------------   --------------   --------------   --------------
      Net Cash Provided by Financing
       Activities............................       6,056,837        8,933,802       15,406,121       22,366,850        2,080,419
                                               --------------   --------------   --------------   --------------   --------------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.................................      (4,041,357)      (6,442,592)          85,696        4,312,681       (5,279,477)
Cash and Cash Equivalents -- Beginning of
 Period......................................      18,069,628       17,983,932       17,983,932       13,671,251       18,950,728
                                               --------------   --------------   --------------   --------------   --------------
CASH AND CASH EQUIVALENTS -- END OF PERIOD...  $   14,028,271   $   11,541,340   $   18,069,628   $   17,983,932   $   13,671,251
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------

                                        SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash Paid During the Period for:
  Interest...................................  $    4,620,813   $    4,227,376   $    5,725,127   $    3,410,378   $    3,000,985
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------
  Income Taxes...............................  $    1,066,316   $      953,425   $    1,422,747   $      917,608   $      750,949
                                               --------------   --------------   --------------   --------------   --------------
                                               --------------   --------------   --------------   --------------   --------------

          See accompanying Notes to Consolidated Financial Statements.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF ACTIVITIES

    Park Financial Corporation is a one-bank holding company providing bank and bank-related services through its subsidiary, Park National Bank. The majority of the subsidiary bank's business activity is with customers located within the immediate area of the subsidiary bank.

    A summary of the Company's significant accounting and reporting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Park National Bank. All significant intercompany accounts and transactions have been eliminated in preparing the consolidated financial statements.

    STATEMENTS OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold. Generally, federal funds are sold and purchased for one day periods. Cash flows for loans originated by the Company, deposits and securities sold under agreement to repurchase are reported net. In 1993, other real estate of $1,586,378 was transferred to loans.

    CONCENTRATION OF CREDIT RISK

    Substantially all of the Company's loans, commitments to extend credit and standby letters of credit have been granted to customers in the Bank's market area. Investments in securities issued by State and political subdivisions (see
Note 2) involve diverse governmental entities. The concentration of credit by type of loan is set forth in Note 3. Standby letters of credit were granted primarily to commercial customers.

    INVESTMENT SECURITIES

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. This statement requires that management determine the appropriate classification of securities at the date of adoption and thereafter as each individual security is acquired. In addition, the appropriateness of such classification is reassessed at each balance sheet date. The classifications and related accounting policies under SFAS No. 115 are as follows:

        HELD-TO-MATURITY SECURITIES

        Held to maturity securities consist of bonds, notes and debentures for which the Company has the positive intent and ability to hold to maturity. Held-to-maturity securities are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

        AVAILABLE-FOR-SALE SECURITIES

        Available-for-sale Securities consist of bonds, notes, and debentures not classified as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
        TRADING ACCOUNT SECURITIES

        Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading account securities and are reported at fair value. Gains or losses on sales of trading account securities, adjustments to fair values, and other noninterest income are included in trading account profits and commissions. The Company had no investments it classified as trading at December 31, 1995 and 1994.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company and its bank subsidiary have not invested in instruments which are typically described as derivative financial instruments, and have no current plans to do so, for trading, investing, hedging or other purposes.

    LOANS AND ALLOWANCES FOR LOSSES

    Loans are stated at the amount of unpaid principal. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

    Loans are reduced by an allowance for losses, which is established through provisions for loan losses charged to expense. Loans are charged against the allowance for losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of collectibility and prior loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall quality, review of specific problem loans and current economic conditions that may affect the borrowers' ability to pay. Accrual of interest is discontinued when management believes, after consideration of economic and business conditions and collection efforts, that the borrowers' financial condition is such that collection of interest is doubtful. Interest on these loans is recognized only when actually paid by the borrower if collection of the principal is likely to occur.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

    BUILDINGS, LEASEHOLD IMPROVEMENTS AND EQUIPMENT

    Buildings and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line method for financial reporting purposes at rates sufficient to absorb the cost over the estimated useful life of each asset which range from 3 to 32 years. For income tax reporting purposes, depreciation is provided using accelerated methods. Leasehold improvements are amortized over the term of the lease or the estimated useful lives of the improvements, whichever is shorter.

    INCOME TAXES

    In 1993, the Company began providing for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 (SFAS 109). In accordance with SFAS 109, the asset and liability approach is used to determine deferred income taxes. The asset and liability approach requires recognition of deferred tax liabilities and assets for the expected future consequences of temporary differences between the financial reporting basis and tax basis of assets and liabilities. A valuation allowance is provided when it is

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

1 NATURE OF ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) more likely than not that a deferred tax asset will not be realized. The effect of the adjustment as of January 1, 1993 to adopt SFAS 109 has been reflected in the income statement as a cumulative effect of an accounting change and increased 1993 net earnings by $850,221.

    The Company and its subsidiary bank file consolidated federal and unitary state income tax returns.

    EMPLOYEE BENEFIT PLAN

    The Company has established a 401(k) defined contribution profit sharing plan covering substantially all officers and employees. The Company matches employee contributions in accordance with the plan agreement. Additional annual contributions by the Company are voluntary and made at the discretion of the Board of Directors. Contributions of $64,275, $69,931 and $65,481 were made to the plan at December 31, 1995, 1994 and 1993, respectively.

    TREASURY STOCK

    The Company records the purchase of its common stock at cost. Gains or losses on the sale of treasury stock are based on the net proceeds and the cost basis of the common stock using the last-in, first-out method. As of September 30, 1996, the Company retired all of its outstanding treasury stock.

    NET INCOME PER SHARE OF COMMON STOCK

    Net income per share of common stock is calculated on the basis of the weighted average number of shares outstanding during the year which totaled 471,540, 471,931 and 468,692 shares in 1995, 1994 and 1993, respectively.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1994 and 1993 financial statements in order to conform to the 1995 presentation. These reclassifications had no effect on net income or stockholders' equity as originally presented.

    INTERIM FINANCIAL DATA

    The interim financial statements are unaudited; however, in management's opinion, the interim financial statements include all adjustments necessary for a fair presentation of the financial results for the interim periods.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

2 SECURITIES
    The amortized cost and estimated market values of investments in debt and equity securities at December 31, 1995 and 1994 are as follows:

                                                                            1995
                                                   ------------------------------------------------------
                                                                     GROSS        GROSS
                                                     AMORTIZED    UNREALIZED   UNREALIZED       FAIR
                                                       COST          GAINS       LOSSES         VALUE
                                                   -------------  -----------  -----------  -------------
Available-For-Sale:
  U.S. Government Obligations....................  $  18,045,014   $ 104,094    $ (14,323)  $  18,134,785
  Obligations of Federal Agencies................     16,928,813     284,297      (39,150)     17,173,960
  Obligations of States and Political
   Subdivisions..................................     10,267,585     155,872      (19,516)     10,403,941
  Corporate Securities...........................     12,914,844     376,325       (9,974)     13,281,195
  Mortgage-Backed Securities.....................      2,001,654           0         (641)      2,001,013
  Other Securities...............................         49,500           0            0          49,500
                                                   -------------  -----------  -----------  -------------
                                                   $  60,207,410   $ 920,588    $ (83,604)  $  61,044,394
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------
Held-to-Maturity:
  Obligations of Federal Agencies................  $   1,149,884   $       0    $       0   $   1,149,884
                                                   -------------  -----------  -----------  -------------
                                                   -------------  -----------  -----------  -------------

                                                                          1994
                                                --------------------------------------------------------
                                                                  GROSS         GROSS
                                                  AMORTIZED    UNREALIZED    UNREALIZED        FAIR
                                                    COST          GAINS        LOSSES          VALUE
                                                -------------  -----------  -------------  -------------
Available-For-Sale:
  U.S. Government Obligations.................  $  29,195,538   $       0   $    (653,597) $  28,541,941
  Obligations of Federal Agencies.............     12,970,556           0        (289,994)    12,680,562
  Obligations of States and Political
   Subdivisions...............................      6,033,104      55,289        (111,134)     5,977,259
  Corporate Securities........................      3,750,581           0        (116,974)     3,633,607
  Mortgage-Backed Securities..................      2,009,581           0         (54,950)     1,954,631
  Other Securities............................         49,500           0               0         49,500
                                                -------------  -----------  -------------  -------------
                                                $  54,008,860   $  55,289   $  (1,226,649) $  52,837,500
                                                -------------  -----------  -------------  -------------
                                                -------------  -----------  -------------  -------------
Held-to-Maturity:
  Obligations of States and Political
   Subdivisions...............................  $     513,559   $       0   $     (48,872) $     464,687
                                                -------------  -----------  -------------  -------------
                                                -------------  -----------  -------------  -------------

    During 1995, the Bank transferred a held-to-maturity security of $512,307 to available-for-sale.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

2 SECURITIES (CONTINUED)
    The amortized cost and estimated market value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are included below at their stated maturity date.

                                                              AVAILABLE-FOR-SALE            HELD-TO-MATURITY
                                                         ----------------------------  --------------------------
                                                           AMORTIZED        FAIR        AMORTIZED        FAIR
                                                             COST           VALUE          COST         VALUE
                                                         -------------  -------------  ------------  ------------
Due in One Year or Less................................  $  20,105,750  $  20,108,571  $  1,149,884  $  1,149,884
Due after One Year through Five Years..................     30,374,477     31,097,515             0             0
Due after Five Years through Ten Years.................      5,515,537      5,617,695             0             0
Due After Ten Years....................................      4,211,646      4,220,613             0             0
                                                         -------------  -------------  ------------  ------------
    Total..............................................  $  60,207,410  $  61,044,394  $  1,149,884  $  1,149,884
                                                         -------------  -------------  ------------  ------------
                                                         -------------  -------------  ------------  ------------

    Gross gains from sales of securities available-for-sale were $39,125, $68,902 and $430,726 for 1995, 1994 and 1993, respectively.

    Investment securities with a carrying amount of $32,595,000 and $31,864,222 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and securities sold under repurchase agreements and for other purposes required or permitted by law.

3 LOANS
    Major classifications of loans at December 31, 1995 and 1994 are as follows:

                                                                              1995            1994
                                                                         --------------  --------------
Commercial.............................................................  $   70,905,502  $   61,320,880
Consumer...............................................................      11,113,783      13,107,442
Real Estate............................................................      33,151,994      29,580,177
Ready Reserve..........................................................         549,627         568,641
Other..................................................................         259,571         324,813
                                                                         --------------  --------------
    Total..............................................................  $  115,980,477  $  104,901,953
Less: Allowance for Loan Losses........................................       2,481,705       2,019,723
                                                                         --------------  --------------
    Loans (Net)........................................................  $  113,498,772  $  102,882,230
                                                                         --------------  --------------
                                                                         --------------  --------------

    The impairment of loans having carrying values of $1,889,581 in 1995 have been recognized in conformity with FASB Statement No. 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN. The total allowance for credit losses related to these loans was $849,341 in 1995. For impairment recognized in conformity with FASB Statement No. 114, the entire change in present value of expected cash flows is reported as bad debt expense in the same manner which impairment initially was recognized or as a reduction in the amount of bad debt expense that otherwise would be reported.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

3 LOANS (CONTINUED)
    Changes in the allowance for loan losses as of December 31, 1995, 1994 and 1993 were as follows:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Balance, Beginning of Year....................................  $  2,019,723  $  1,545,320  $  1,455,760
  Provision Charged to Operations.............................       720,000       740,227       552,000
  Loans Charged Off...........................................      (380,882)     (429,094)     (632,066)
  Recoveries..................................................       122,864       163,270       169,626
                                                                ------------  ------------  ------------
Balance, End of Year..........................................  $  2,481,705  $  2,019,723  $  1,545,320
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

    In the ordinary course of business, the Company and its subsidiary bank have granted loans to certain directors, officers, employees and stockholders and the companies with which they are associated. The approximate aggregate amount of all such loans at December 31, 1995 and 1994 was $1,805,534 and $2,078,120,
respectively.

4 LAND, BUILDINGS, LEASEHOLD IMPROVEMENTS AND EQUIPMENT
    Major classifications of these assets at December 31, 1995 and 1994 are summarized as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Buildings and Improvements........................................  $    981,364  $    981,364
Leasehold Improvements............................................       733,251       733,251
Equipment.........................................................     2,717,230     2,556,028
Other.............................................................        21,111        21,111
                                                                    ------------  ------------
                                                                    $  4,452,956  $  4,291,754
Less: Accumulated Depreciation and Amortization...................     2,808,792     2,551,931
                                                                    ------------  ------------
                                                                    $  1,644,164  $  1,739,823
Land..............................................................       486,090       486,090
                                                                    ------------  ------------
    Total.........................................................  $  2,130,254  $  2,225,913
                                                                    ------------  ------------
                                                                    ------------  ------------

5 OTHER ASSETS
    Other assets consist of the following at December 31, 1995 and 1994:

                                                                        1995          1994
                                                                    ------------  ------------
Accrued Interest and Fees Receivable..............................  $  1,785,362  $  1,467,984
Deferred Taxes....................................................       297,943     1,118,544
Prepaid Expenses and Other........................................       147,331       194,405
                                                                    ------------  ------------
    Total.........................................................  $  2,230,636  $  2,780,933
                                                                    ------------  ------------
                                                                    ------------  ------------

6 NOTE PAYABLE
    At December 31, 1995 and 1994, the Company had $3,000,000 and $6,000,000,
respectively, available for use under a one year revolving promissory note with an unrelated bank. Interest which is payable monthly was at the federal funds rate plus 2.25% in 1995 and at the lenders prime rate in 1994 (effective rate of 7.63% on December 31, 1995 and 8.5% on December 31, 1994). The promissory notes are collateralized by all of the outstanding shares of common stock of Park National Bank. No borrowings were outstanding under the line at December 31, 1995 and 1994.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

7 INCOME TAXES
    The provision for income tax expense in the statements of income for the years ended December 31, 1995, 1994 and 1993 is as follows:

                                                                      1995          1994         1993
                                                                  ------------  ------------  ----------
Current.........................................................  $  1,448,621  $    958,106  $  550,887
Deferred........................................................        48,642        72,309     108,217
                                                                  ------------  ------------  ----------
    Total.......................................................  $  1,497,263  $  1,030,415  $  659,104
                                                                  ------------  ------------  ----------
                                                                  ------------  ------------  ----------

    Deferred tax expense results from temporary differences in the recognition of revenue and expense for financial reporting and income tax purposes. The principal sources of these differences are the provision for loan losses for tax purposes which differs from the provision for financial reporting purposes, from using accelerated methods of depreciation for tax purposes only, and the benefits of alternative minimum tax credit carryforwards.

    The Company has alternative minimum tax credit carryforwards of $-0- and $352,014 at December 31, 1995 and 1994, respectively.

    Income tax expense differs from income tax expense computed by applying the statutory federal income tax rate. The reasons for these differences are as follows:

                                             1995                        1994                       1993
                                  --------------------------  --------------------------  -------------------------
                                                  PERCENT                     PERCENT                    PERCENT
                                                 OF PRETAX                   OF PRETAX                  OF PRETAX
                                    AMOUNT        INCOME        AMOUNT        INCOME        AMOUNT       INCOME
                                  -----------  -------------  -----------  -------------  ----------  -------------
Income Tax Expense at Statutory
 Rate...........................  $ 1,325,344        34.0%    $   974,237        34.0%    $  725,287        34.0%
State Taxes, Net of Federal Tax
 Benefit........................      253,107         6.5         186,089         6.5        135,615         6.4
Exempt Interest from Investments
 and Loans......................     (105,080)       (2.7)       (123,355)       (4.3)      (209,000)       (9.8)
Other...........................       23,892         0.6          (6,556)       (0.2)         7,202         0.3
                                  -----------         ---     -----------         ---     ----------         ---
  Income Tax Expense............  $ 1,497,263        38.4%    $ 1,030,415        36.0%    $  659,104        30.9%
                                  -----------        -----    -----------        -----    ----------        -----
                                  -----------        -----    -----------        -----    ----------        -----

8 COMMITMENTS AND CONTINGENT LIABILITIES
    The Company conducts the majority of its operations in leased facilities. In addition to basic rent, the Company is obligated to pay a percentage of insurance, real estate taxes, and other building operating and maintenance costs. The lease, which expires on October 31, 2004 includes a mark to market clause which allows the landlord to adjust the rent to market once during the period beginning on November 1, 1999 until the end of the lease. The lease includes options to renew for three additional successive ten year periods under similar terms. The Bank has also entered into sublease agreements with various tenants. These subleases call for base rental payments and operating expenses payable to Park National Bank and expire in 1998.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

8 COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)
    The approximate minimum annual rental commitments as of December 31, 1995 are as follows:

                                                                     GROSS       SUBLEASE       NET
YEAR ENDING DECEMBER 31,                                             AMOUNT       AMOUNT       AMOUNT
----------------------------------------------------------------  ------------  ----------  ------------
1996............................................................  $    307,000  $  (44,000) $    263,000
1997............................................................       312,000     (44,000)      268,000
1998............................................................       315,000     (11,000)      304,000
1999............................................................       263,000           0       263,000
                                                                  ------------  ----------  ------------
    Total.......................................................  $  1,197,000  $  (99,000) $  1,098,000
                                                                  ------------  ----------  ------------
                                                                  ------------  ----------  ------------

    The total rental expense under all lease agreements was $570,568, $578,057 and $652,839 in 1995, 1994 and 1993, respectively.

    In the normal course of business there are outstanding various commitments and contingent liabilities, such as commitments to extend credit, items held for collections, and unsold travelers checks, which are not reflected in the accompanying financial statements. The subsidiary bank does not anticipate losses as a result of these transactions.

9 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK
    The Company's subsidiary bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the subsidiary bank has in particular classes of financial instruments.

    The subsidiary bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of these instruments. The subsidiary bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    The contract or notional amount of financial instruments whose contract amounts represent credit risk were approximately $32,434,688 and $25,513,751 for commitments to extend credit and $1,211,354 and $3,321,931 for standby letters of credit at December 31, 1995 and 1994, respectively.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The subsidiary bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the subsidiary bank upon extension of credit is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    Standby letters of credit are conditional commitments issued by the subsidiary bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The subsidiary bank holds appropriate collateral supporting those commitments for which collateral is deemed necessary.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

10 JUMBO CERTIFICATES OF DEPOSIT
    Certificate of deposits equal to or in excess of $100,000 totaled approximately $14,560,270 and $17,633,692 at December 31, 1995 and 1994,
respectively. Interest expense related to these deposits totaled approximately $317,000 and $762,000 at December 31, 1995 and 1994, respectively.

11 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
    The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   CASH AND DUE FROM BANKS, INTEREST-BEARING DEPOSITS IN BANKS,
    FEDERAL FUNDS SOLD, AND COMMERCIAL PAPER

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

    ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE

    For these short-term receivables and payables, the carrying value is a reasonable estimate of fair value.

    INVESTMENT SECURITIES

    For securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    LOANS

    The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    DEPOSIT LIABILITIES

    The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

    OTHER BORROWINGS

    Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

11 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
   COMMITMENTS TO EXTEND CREDIT, LINE-OF-CREDIT ARRANGEMENTS,
    CREDIT CARD ARRANGEMENTS, AND LETTERS OF CREDIT

    For these commitments, the carrying amount is a reasonable estimate of fair value, since the stated fees and interest rates charged on these arrangements does not significantly vary from the terms currently being offered.

                                                              1995                            1994
                                                 ------------------------------  ------------------------------
                                                 CARRYING VALUE    FAIR VALUE    CARRYING VALUE    FAIR VALUE
                                                 --------------  --------------  --------------  --------------
Financial Assets:
  Investment Securities........................  $   62,194,278  $   62,194,278  $   53,351,059  $   53,302,187
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------
  Loans........................................  $  115,980,477                  $  104,901,953
  Less: Allowance for Loan Losses..............       2,481,705                       2,019,723
                                                 --------------                  --------------
    Net Loans..................................  $  113,498,772  $  115,485,449  $  102,882,230  $  104,084,659
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------
Financial Liabilities:
  Deposits.....................................  $  165,753,622  $  165,915,248  $  156,704,401  $  157,155,168
                                                 --------------  --------------  --------------  --------------
                                                 --------------  --------------  --------------  --------------

12 REGULATORY CAPITAL REQUIREMENTS
    Federal regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions' assets and off-balance-sheet items.

    Risk-based capital standards have been supplemented with requirements for a minimum Tier 1 capital to asset ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels.

    A comparison of the capital of the Company's bank subsidiary as of December 31, 1995, with the minimum requirements is presented below:

                                                                              WELL         ADEQUATELY
                                                               ACTUAL      CAPITALIZED     CAPITALIZED
                                                             -----------  -------------  ---------------
Total Risk-Based Capital...................................       12.2%           10%              8%
Tier 1 Risk-Based Capital..................................       10.6%            6%              4%
Leverage Ratio.............................................        8.1%            5%              4%

    Banking regulations restrict the amount of dividends that may be paid without prior approval of Bank supervisory authorities.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

13 PARENT COMPANY FINANCIAL INFORMATION

    Condensed financial information for Park Financial Corporation (parent Company only) follows:

                           BALANCE SHEETS (in 000's)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1995       1994
                                                                                              ---------  ---------
                                                      ASSETS
Interest-Bearing Deposits with Subsidiary Bank..............................................  $      15  $   1,642
Investments Held to Maturity................................................................      1,150          0
Commercial Paper............................................................................      1,570      2,281
Loans (Less Allowance for Loan Losses $101 in 1995 and 1994)................................      3,501      1,086
Investment in Bank Subsidiary...............................................................     16,553     14,237
Other Assets................................................................................        137         56
                                                                                              ---------  ---------
    Total Assets............................................................................  $  22,926  $  19,302
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Other Liabilities...........................................................................  $      38  $      65
Stockholders' Equity........................................................................     22,888     19,237
                                                                                              ---------  ---------
    Total Liabilities and Stockholders' Equity..............................................  $  22,926  $  19,302
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                          INCOME STATEMENT (in 000's)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1995       1994       1993
                                                                                       ---------  ---------  ---------
Dividend Income from Bank Subsidiary.................................................  $   1,150  $   1,000  $   1,000
Interest.............................................................................        394        223        271
Other................................................................................         47        166        248
                                                                                       ---------  ---------  ---------
    Total Income.....................................................................  $   1,591  $   1,389  $   1,519
Expenses.............................................................................        208        272        385
                                                                                       ---------  ---------  ---------
Income before Income Taxes, Equity in Undistributed Earnings of Subsidiary and
 Cumulative Effect of Change in Accounting Principle.................................  $   1,383  $   1,117  $   1,134
Provision for Income Taxes...........................................................         94         47         54
                                                                                       ---------  ---------  ---------
Income before Equity in Undistributed Earnings of Bank Subsidiary and Cumulative
 Effect of Change in Accounting Principle............................................  $   1,289  $   1,070  $   1,080
Equity in Undistributed Earnings of Bank Subsidiary..................................      1,112        765      1,264
                                                                                       ---------  ---------  ---------
Income before Cumulative Effect of Change in Accounting Principle....................  $   2,401  $   1,835  $   2,344
Cumulative Effect of Change in Accounting Principle..................................          0          0        (20)
                                                                                       ---------  ---------  ---------
NET INCOME...........................................................................  $   2,401  $   1,835  $   2,324
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

13 PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
                      STATEMENTS OF CASH FLOWS (in 000's)

                                                                                              DECEMBER 31,
                                                                                     -------------------------------
                                                                                       1995       1994       1993
                                                                                     ---------  ---------  ---------
RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
  Net Income.......................................................................  $   2,401  $   1,835  $   2,324
  Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
    Equity in Undistributed Earnings of Subsidiary.................................     (1,112)      (765)    (1,264)
    (Increase) Decrease in Prepaid Expenses and Other Assets.......................        (81)       129        481
    Increase (Decrease) in Other Liabilities.......................................        (26)       (30)       (58)
                                                                                     ---------  ---------  ---------
      Net Cash Provided by Operating Activities....................................  $   1,182  $   1,169  $   1,483
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of Held to Maturity Securities.........................................  $  (1,150) $       0  $       0
  Net (Increase) Decrease in Loans.................................................     (2,415)     1,132      2,193
  Net (Increase) Decrease in Commercial Paper......................................        711       (795)    (1,487)
                                                                                     ---------  ---------  ---------
      Net Cash Provided (Used) by Investing Activities.............................  $  (2,854) $     337  $     706
                                                                                     ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net Decrease in Short-Term Borrowings............................................  $       0  $       0  $  (2,225)
  Sales of Treasury Stock..........................................................         45        150        275
  Purchase of Treasury Stock.......................................................          0       (197)       (87)
                                                                                     ---------  ---------  ---------
      Net Cash Provided (Used) by Financing Activities.............................  $      45  $     (47) $  (2,037)
                                                                                     ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS.......................................................................  $  (1,627) $   1,459  $     152
Cash and Cash Equivalents -- Beginning of Year.....................................      1,642        183         31
                                                                                     ---------  ---------  ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR...........................................  $      15  $   1,642  $     183
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
                                 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash Paid During the Year for:
  Interest.........................................................................  $      25  $       0  $      54
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------
  Income Taxes Paid (Refund).......................................................  $     156  $     105  $     (71)
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    Federal law prevents the corporation from borrowing from its subsidiary bank unless the loans are secured by specified assets. Such secured loans by any subsidiary bank are generally limited to 10 percent of the subsidiary bank's capital and surplus.

    The payment of dividends to the corporation by subsidiary banks is subject to various federal and state regulatory limitations. The bank must obtain the approval of the Comptroller of the Currency if the total of all dividends declared in any calendar year exceeds the bank's net profits for that year combined with its retained net profits for the preceding two calendar years.

                   PARK FINANCIAL CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                    September 30, 1996 and 1995 (Unaudited)
                      and December 31, 1995, 1994 and 1993

14 SUBSEQUENT EVENTS

    On October 7, 1996, the Company entered into a merger agreement with United Community Bancshares, Inc. The merger has been approved by the Board of Directors and will be completed upon regulatory approval and fulfillment of certain covenants and conditions.

    An appreciation bonus of approximately $1,000,000 will be paid to certain employees of the Company's Bank subsidiary upon the successful closing of the merger. An accrual for this bonus will be recorded by the Bank in November 1996.